UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                      FORM 8-K
                                   CURRENT REPORT

        Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                                    June 10, 1997




                                   ICOS CORPORATION
                 (Exact name of registrant as specified in its charter)

            Delaware                    0-19171                  91-1463450
 (State or other jurisdiction of   (Commission File No.)      (I.R.S. Employer
  incorporation or organization)                             Identification No.)

22021 20th Avenue Southeast, Bothell WA                               98021
(Address of principal executive offices)                           (Zip Code)


                                      (425)485-1900
                    (Registrant's telephone number, including area code)


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ITEM 5: Other Events

The registrant issued the following press release on June 10, 1997:


ICOS Corporation (NASDAQ:ICOS) announced today that its affiliate, ICOS Clinical Partners, L.P. (the "Partnership") closed the initial sale to private investors of interests in the Partnership. The purpose of the offering is to provide funding to ICOS for the continued development, clinical testing and commercialization of certain therapeutic products currently under development by ICOS.

The initial sale results in net proceeds to the Partnership of approximately $58 million with approximately $14 million payable to the Partnership on closing with the balance paid in installments over a three-year period. In connection with the closing, ICOS issued warrants to purchase an aggregate of 5,539,800 shares of ICOS Common Stock. The warrants will be exercisable over a four year period commencing in October 1998 at an exercise price of $9.13. In addition, ICOS will issue in June 1999, subject to certain requirements, warrants to purchase an aggregate of 5,539,800 shares of ICOS Common Stock. Such additional warrants, if issued, will be exercisable over a five year period commencing in July 1999 at an exercise price to be determined at the time of issuance of such warrants and which is expected to reflect a 25% premium over the then-prevailing market price for ICOS Common Stock.

Neither the partnership interests nor the warrants will be registered under the Securities Act of 1933, as amended, and may not be offered or sold absent registration or an applicable exemption from registration requirements.

This notice does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of these securities in any state in which such an offer, solicitation or sale would be unlawful before registration or qualification under the securities laws of such state.

ICOS is discovering and developing new pharmaceuticals by seeking points of intervention in the inflammatory process that may lead to specific and efficacious drugs. ICOS' research and drug development programs involve both acute and chronic conditions such as ARDS, acute pancreatitis, asthma, hemorrhagic shock, male erectile disorder, multiple sclerosis, myocardial infarction, and psoriasis.


ITEM 7: Financial Statements, Pro Forma Financial Information and Exhibits

    (c) See Exhibit Index


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                                 INDEX TO EXHIBITS


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20.1     Press Release issued June 10, 1997                             #










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# Filed with this document





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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           ICOS CORPORATION




Date: June 23, 1997                         By:/S/ HOWARD S. MENDELSOHN
      ----------------                         ------------------------
                                               Howard S. Mendelsohn
                                               Chief Accounting Officer

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